Press Release
FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST® REPORTS FIRST QUARTER 2017 RESULTS

Net Earnings of $0.16 per Diluted Share

FFO, as adjusted, of $0.61 per Diluted Share

Consolidated Operating Occupancy of 97.5 Percent

Same-Store NOI Growth of 10.4 Percent on a Cash Basis and 5.7 Percent on a Straight-Line Basis

Rent Growth of 24.9 Percent on a Straight-Line Basis and 11.3 Percent on a Cash Basis

Raised and Narrowed 2017 Net Earnings Guidance to between $0.54 and $0.62 Per Diluted Share

Raised and Narrowed 2017 FFO Guidance, as adjusted, to between $2.36 and $2.44 Per Diluted Share

Raised 2017 Same-Store NOI Growth Guidance to between 6.5 and 7.5 Percent on a Cash Basis and 3.25 and 4.25 Percent on a Straight-Line Basis

DENVER, May 4, 2017 - DCT Industrial Trust® (NYSE: DCT), a leading real estate company, today announced financial results for the quarter ending March 31, 2017.

“DCT had an excellent start to 2017,” said Phil Hawkins, President and CEO of DCT Industrial. “Our operating results are trending ahead of expectations and we continue to have good leasing activity across our operating and development portfolios.”

Net income attributable to common stockholders (“Net Earnings”) for Q1 2017 was $15.0 million, or $0.16 per diluted share, compared to $36.4 million, or $0.41 per diluted share, reported for Q1 2016, a decrease of 61.0 percent per diluted share.

Funds from operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for Q1 2017 totaled $58.7 million, or $0.61 per diluted share, compared with $50.5 million, or $0.54 per diluted share for Q1 2016, a 13.0 percent increase. The results exclude $1.1 million in interest expense related to hedge ineffectiveness for the quarter ending March 31, 2016.

Property Results and Leasing Activity
As of March 31, 2017, DCT Industrial owned 398 consolidated operating properties, totaling 64.0 million square feet, with occupancy of 97.5 percent, a decrease of 50 basis points from Q4 2016 and an increase of 170 basis points over Q1 2016. On a same-portfolio basis, occupancy decreased by 60 basis points and the impact of adding one stabilized, value-add acquisition to the operating portfolio increased occupancy by 10 basis points. Approximately 295,000 square feet, or 0.4 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied on March 31, 2017, which does not take into consideration 663,000 square feet of leased space in developments under construction or in pre-development.

In Q1 2017, the Company signed leases totaling 3.3 million square feet with rental rates increasing 24.9 percent on a straight-line basis and 11.3 percent on a cash basis, compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 19.4 percent on a straight-line basis and 7.8 percent on a cash basis. The Company’s tenant retention rate was 70.4 percent in Q1 2017.

Net operating income (“NOI”) was $79.2 million in Q1 2017, compared with $69.3 million in Q1 2016. In Q1 2017, same-store NOI, excluding revenue from lease terminations, increased 5.7 percent on a straight-line basis and 10.4 percent on a cash basis, when compared to Q1 2016. Same-store occupancy averaged 97.0 percent in Q1 2017, an increase of 90 basis points from Q1 2016. Same-store occupancy as of March 31, 2017, was 97.2 percent.

Enhanced Operating Metric Definitions
After a review of best practices in the industrial REIT sector, DCT Industrial has enhanced the definitions of its operating metrics. The revised definitions were implemented as of January 1, 2017, and include the following:

•
Operating Portfolio - revised to include only stabilized operating properties, developments, redevelopments and value-add acquisitions. Previously, value-add acquisitions were added to the operating portfolio upon acquisition and prior to stabilization. This definition change increased the Company's March 31, 2017, Operating Portfolio occupancy by 70 basis points over what it would have been under the prior definition. Operating Portfolio occupancy at December 31, 2016, would have been 98.0 percent under the revised definition, 80 basis points higher than the previously reported 97.2 percent. Operating Portfolio occupancy at March 31, 2016, and average occupancy for Q1 2016 would have been unchanged as a result of the revised definition.

•
Quarterly and Annual Same-Store Portfolio - revised to include value-add acquisitions only if they were stabilized throughout both applicable periods. Previously, value-add acquisitions would have been included if they were owned throughout both periods. This definitional change increased same-store NOI growth in Q1 2017 by 70 basis points on both a cash and straight-line basis. The revised definition would have decreased 2016 reported same-store NOI growth by 30 basis points on a cash basis and by 20 basis points on a straight-line basis. DCT Industrial’s Same-Store Portfolio has always included developments and redevelopments only if they were stabilized throughout both applicable periods.

For a complete list of operating metric definitions, please refer to pages 22-26 in the Company’s Supplemental Reporting Package.

Investment Activity
Acquisitions
In April 2017, DCT Industrial acquired one value-add building totaling 44,000 square feet in the Northeast submarket of Denver for $5.2 million. The building, located adjacent to the DCT Summit Distribution Center development, was 100 percent occupied at closing; however, the tenant is expected to vacate upon the expiration of their lease in Q2 2018. The Company expects a stabilized cash yield of 6.5 percent upon stabilization of the building.

Development and Redevelopment
Highlights since DCT Industrial’s Q4 2016 Earnings release:

•
Executed a 222,000 square foot build-to-suit lease for DHL Supply Chain USA in the Port submarket of Houston and acquired the 13.2 acre land site on which this building will be developed. Construction is scheduled to commence in Q2 2017.

•
Executed a 119,000 square foot lease for DCT White River Corporate Center North bringing the 251,000 square foot development, located in the South Kent Valley submarket of Seattle, to 47.3 percent leased.

•	Executed a 63,000 square foot lease for 5555 8th Street East bringing the 103,000 square foot redevelopment, located in the Tacoma/Fife submarket of Seattle, to 100 percent leased.

•	Commenced construction on DCT Summit Distribution Center, a 168,000 square foot building located in the Northeast submarket of Denver. Construction is scheduled to be complete in Q4 2017.

•	Commenced construction on DCT Commerce Center Building D, a 137,000 square foot building located in the Airport West submarket of Miami. Construction is scheduled to be complete in Q4 2017.

•	Acquired 3.6 acres in the East Bay submarket of Northern California to develop DCT Williams Corporate Center. Construction on the 75,000 square foot building is scheduled to commence in Q3 2017.

Dispositions
In April 2017, DCT Industrial sold one building totaling 144,000 square feet located in the Baltimore/Washington Corridor submarket of Baltimore/Washington D.C. for $10.0 million with an expected year-one cash yield of 5.5 percent.

Capital Markets
In March 2017, DCT Industrial Operating Partnership LP priced an offering of $50.0 million aggregate principal amount of 4.50 percent senior unsecured notes due October 15, 2023 (the “Notes”), in an underwritten public offering. The Notes were priced at 103.88 percent of the principal amount resulting in a yield to maturity of 3.83 percent. The Notes are fully and unconditionally guaranteed by the Company and form a part of the same series as the Company's previously issued and outstanding senior unsecured notes due in 2023.

Dividend
DCT Industrial’s Board of Directors declared a $0.31 per share quarterly cash dividend payable on July 12, 2017 to stockholders of record as of June 30, 2017.

Guidance
The Company raised and narrowed 2017 Net Earnings guidance to between $0.54 and $0.62 per diluted share, up from $0.46 to $0.56. Net Earnings guidance excludes any gain or loss related to potential future dispositions.

The Company raised and narrowed 2017 FFO guidance, as adjusted, to between $2.36 and $2.44 per diluted share, up from $2.32 to $2.42 per diluted share. The Company’s FFO guidance excludes potential non-cash interest expense related to hedge ineffectiveness.

For additional details, assumptions and definitions related to the Company’s 2017 guidance, please refer to page 10 in DCT Industrial’s First Quarter 2017 Supplemental Reporting Package.

Conference Call Information
DCT Industrial will host a conference call to discuss Q1 results on Friday, May 5, 2017 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday, August 4, 2017 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10104268. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until May 5, 2018.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request to investorrelations@dctindustrial.com. Interested parties may also obtain additional information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®
DCT Industrial is a leading real estate company specializing in the ownership, development, acquisition, leasing and management of bulk-distribution and light-industrial properties in high-demand distribution markets in the U.S. DCT’s actively-managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of March 31, 2017, the Company owned interests in approximately 74.0 million square feet of properties leased to approximately 900 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

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CONTACT:
Melissa Sachs
DCT Industrial Trust
303-597-2400
investorrelations@dctindustrial.com
###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share information)

	March 31, 2017	December 31, 2016
ASSETS	(unaudited)
Land	$1,086,308	$1,075,995
Buildings and improvements	3,216,895	3,202,293
Intangible lease assets	75,149	78,356
Construction in progress	97,866	72,829
Total investment in properties	4,476,218	4,429,473
Less accumulated depreciation and amortization	(873,912)	(839,773)
Net investment in properties	3,602,306	3,589,700
Investments in and advances to unconsolidated joint ventures	98,468	95,606
Net investment in real estate	3,700,774	3,685,306
Cash and cash equivalents	12,353	10,286
Restricted cash	1,651	7,346
Straight-line rent and other receivables, net of allowance for doubtful accounts of $482 and $379, respectively	81,598	79,889
Other assets, net	28,467	25,315
Total assets	$3,824,843	$3,808,142

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$79,163	$93,097
Distributions payable	29,745	29,622
Tenant prepaids and security deposits	34,745	32,884
Other liabilities	38,095	37,403
Intangible lease liabilities, net	20,537	21,421
Line of credit	107,000	75,000
Senior unsecured notes	1,378,800	1,351,969
Mortgage notes	173,569	201,959
Total liabilities	1,861,654	1,843,355

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 91,844,509 and 91,516,113 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	918	915
Additional paid-in capital	2,896,351	2,884,806
Distributions in excess of earnings	(1,019,271)	(1,005,728)
Accumulated other comprehensive loss	(16,166)	(17,944)
Total stockholders’ equity	1,861,832	1,862,049
Noncontrolling interests	101,357	102,738
Total equity	1,963,189	1,964,787
Total liabilities and equity	$3,824,843	$3,808,142

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended March 31,
	2017	2016
REVENUES:
Rental revenues	$105,424	$93,977
Institutional capital management and other fees	472	393
Total revenues	105,896	94,370

OPERATING EXPENSES:
Rental expenses	9,462	10,049
Real estate taxes	16,766	14,601
Real estate related depreciation and amortization	41,605	40,070
General and administrative	7,192	6,262
Casualty gain	(270)	—
Total operating expenses	74,755	70,982
Operating income	31,141	23,388

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	1,516	884
Gain on dispositions of real estate interests	26	30,097
Interest expense	(16,755)	(16,422)
Interest and other income (expense)	(5)	515
Income tax expense and other taxes	(134)	(116)
Consolidated net income of DCT Industrial Trust Inc.	15,789	38,346
Net income attributable to noncontrolling interests	(830)	(1,955)
Net income attributable to common stockholders	14,959	36,391
Distributed and undistributed earnings allocated to participating securities	(161)	(228)
Adjusted net income attributable to common stockholders	$14,798	$36,163

NET EARNINGS PER COMMON SHARE:
Basic	$0.16	$0.41
Diluted	$0.16	$0.41

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	91,751	88,384
Diluted	91,884	88,750

Distributions declared per common share	$0.31	$0.29

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations
(unaudited, in thousands, except per share and unit data)

	For the Three Months Ended March 31,
	2017	2016
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$14,959	$36,391
Adjustments:
Real estate related depreciation and amortization	41,605	40,070
Equity in earnings of unconsolidated joint ventures, net	(1,516)	(884)
Equity in FFO of unconsolidated joint ventures(1)	3,238	2,367
Gain on dispositions of real estate interests	(26)	(30,097)
Noncontrolling interest in the above adjustments	(1,835)	(686)
FFO attributable to unitholders	2,254	2,261
FFO attributable to common stockholders and unitholders – basic and diluted(2)	58,679	49,422
Adjustments:
Acquisition costs	13	20
Hedge ineffectiveness (non-cash)	30	1,063
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$58,722	$50,505

FFO per common share and unit – basic	$0.61	$0.53
FFO per common share and unit – diluted	$0.61	$0.53

FFO, as adjusted, per common share and unit – basic	$0.61	$0.54
FFO, as adjusted, per common share and unit – diluted	$0.61	$0.54

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	91,751	88,384
Participating securities	466	509
Units	3,665	4,236
FFO weighted average common shares, participating securities and units outstanding – basic	95,882	93,129
Dilutive common stock equivalents	133	366
FFO weighted average common shares, participating securities and units outstanding – diluted	96,015	93,495

(1)
Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See DCT Industrial's first quarter 2017 supplemental reporting package for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance
The Company is providing the following guidance:

	Range for the Full-Year
	2017
	Low	High
Guidance:
Net earnings per common share – diluted	$0.54	$0.62
Adjustments:
Gain on dispositions of real estate interests	0.00	0.00
Real estate related depreciation and amortization(1)	1.81	1.81
Hedge ineffectiveness (non-cash) and acquisition costs	0.00	0.00
Noncontrolling interest in adjustments	0.01	0.01
FFO, as adjusted, per common share and unit – diluted(2)	$2.36	$2.44

(1)	Includes our proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.

(2)	The Company’s FFO guidance excludes potential non-cash interest expense related to hedge ineffectiveness.

For information related to our Fixed Charge Coverage Ratio please see our First Quarter 2017 Supplemental

The following table is a reconciliation of our reported net income attributable to common stockholders to our net operating income for the three months ended March 31, 2017 and 2016 (unaudited, in thousands):

	For the Three Months Ended March 31,
	2017	2016
Reconciliation of net income attributable to common stockholders to NOI:
Net income attributable to common stockholders	$14,959	$36,391
Net income attributable to noncontrolling interests	830	1,955
Income tax expense and other taxes	134	116
Interest and other (income) expense	5	(515)
Interest expense	16,755	16,422
Equity in earnings of unconsolidated joint ventures, net	(1,516)	(884)
General and administrative expense	7,192	6,262
Real estate related depreciation and amortization	41,605	40,070
Gain on dispositions of real estate interests	(26)	(30,097)
Casualty gain	(270)	—
Institutional capital management and other fees	(472)	(393)
Total NOI	79,196	69,327
Less NOI – non-same-store properties	(10,641)	(4,937)
Less revenue from lease terminations(1)	(501)	(80)
Add early termination straight-line rent adjustment(1)	17	109
NOI, excluding revenue from lease terminations(1)	68,071	64,419
Less straight-line rents, net of related bad debt expense(1)	(1,032)	(3,596)
Less amortization of above/(below) market rents(1)	(597)	(657)
Cash NOI, excluding revenue from lease terminations(1)	$66,442	60,166

(1)	Amounts relate to our Quarterly and Annual Same-Store Portfolios.

Financial Measures
Terms not otherwise defined below are as defined in our First Quarter 2017 Supplemental Reporting Package.

NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

We calculate Cash NOI as NOI excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Quarterly and Annual Same-Store Portfolios include all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2016. Once a property is included in the Quarterly or Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI and Cash NOI from Quarterly and Annual Same-Store Portfolios to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.

NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.

FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:

•	Add real estate-related depreciation and amortization;

•	Subtract gains from dispositions of real estate held for investment purposes;

•
Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and

•	Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.

Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.